UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2005 (May 6, 2005)

Glimcher Realty Trust (Exact Name of Registrant as Specified in Charter)

Maryland	001-12482	31-1390518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 621-9000

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Adoption of 2005 Executive Bonus Plan

          On May 6, 2005, the Executive Compensation Committee of Glimcher Realty Trust’s (the “Registrant”) Board of Trustees approved the Registrant’s 2005 Executive Bonus Plan (the “Plan”) that establishes the percentage targets for bonus payments to its senior executive officers, including those who qualify as “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K), for performance incentives reached during fiscal year 2005. The chart below illustrates how bonus payments are calculated under the Plan for the listed senior executive positions (an “Eligible Participant”) within the Registrant’s management structure:

Position	Bonus Payment Amount
Chief Executive Officer & President	60% of base salary
Executive Vice President & Chief Operating Officer	30% of base salary
Executive Vice President/ General Counsel	30% of base salary
Senior Vice President/Chief Financial Officer	20% of base salary
Senior Vice President, Dir. of Leasing	20% of base salary

          If the Registrant achieves or exceeds specified per share growth targets for Funds From Operations (“FFO”) then an Eligible Participant would qualify to receive between 75-125% of their bonus payment amount. FFO is a supplemental measure of the Registrant’s operating performance as it is a recognized metric used extensively by the real estate industry, in particular, real estate investment trusts. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) available to common shareholders (computed in accordance with Generally Accepted Accounting Principles (“GAAP”)), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. FFO does include impairment losses for properties held for use and held for sale. The Registrant’s FFO may not be directly comparable to similarly titled measures reported by other real estate investment trusts. FFO does not represent cash flow from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Registrant’s financial performance or to cash flow from operating activities (determined in accordance with GAAP), as a measure of the Registrant’s liquidity, nor is it indicative of funds available to fund the Registrant’s cash needs, including its ability to make cash distributions.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: May 10, 2005	/s/ George A. Schmidt
George A. Schmidt Executive Vice President, General Counsel & Secretary